Exhibit 10.16

SIXTH AMENDMENT TO CREDIT AGREEMENT AND

COMMITMENT INCREASE AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT AND COMMITMENT INCREASE AGREEMENT (this “Sixth Amendment”) is dated and effective as of February 13, 2015 (the “Sixth Amendment Effective Date”) by and among, WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent and a Lender (“Wells Fargo”), FIFTH THIRD BANK, as a Lender (‘Fifth Third”), KEYBANK NATIONAL ASSOCIATION, as a Lender (“KeyBank”, and collectively with Wells Fargo and Fifth Third, the “Lenders”), PATRICK INDUSTRIES, INC., an Indiana corporation (“Borrower”), and ADORN HOLDINGS, INC., a Delaware corporation (“Guarantor”).

Recitals

A.     Borrower, Administrative Agent and Lenders are parties to that certain Credit Agreement dated October 24, 2012 (as amended by that certain First Amendment to Credit Agreement dated November 16, 2012, that certain Second Amendment to Credit Agreement dated June 28, 2013, that certain Third Amendment to Credit Agreement dated November 30, 2013, that certain Fourth Amendment to Credit Agreement dated June 26, 2014, and that certain Fifth Amendment to Credit Agreement and Lender Joinder Agreement dated November 7, 2014, the “Credit Agreement”).

B.     Pursuant to Section 5.13 of the Credit Agreement, Borrower has requested that Lenders and the Administrative Agent amend and modify the Credit Agreement to increase the aggregate amount of the Revolving Credit Commitments by Twenty Million Dollars ($20,000,000) to One Hundred Eighty Five Million Dollars ($185,000,000), among other things.

C.     Subject to the terms and conditions stated in this Sixth Amendment, the parties are willing to modify and amend the Credit Agreement, as provided in this Sixth Amendment.

Agreement

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein, and each act performed and to be performed hereunder, Administrative Agent, Lenders, Borrower and Guarantor agree as follows:

1.     Definitions. Except as otherwise expressly stated in this Sixth Amendment, all terms used in the Recitals and in this Sixth Amendment that are defined in the Credit Agreement, and that are not otherwise defined herein, shall have the same meanings in this Sixth Amendment as are ascribed to them in the Credit Agreement.

2.     Increase Provisions. Effective as of the Sixth Amendment Effective Date and until the Increased Amount Termination Date, Exhibit A attached hereto shall reflect the total Revolving Credit Commitments for each of the respective Lenders and such Lender’s Revolving Credit Commitment Percentage. Following the Increased Amount Termination Date, Exhibit B attached hereto shall reflect the total Revolving Credit Commitments for each of the respective Lenders and such Lender’s Revolving Credit Commitment Percentage.

3.     Amendments to Credit Agreement. The following amendments are made to the Credit Agreement:

(a)     New Definitions. As of the Sixth Amendment Effective Date, the following definitions are added to Section 1.1 of the Credit Agreement to read in their entirety as follows:

“Increased Amount Termination Date” means May 31, 2015.

“Sixth Amendment” means that certain Sixth Amendment to Credit Agreement, dated as of the Sixth Amendment Effective Date, by and among the Borrower, Guarantor and the Lenders.

“Sixth Amendment Effective Date” means February 13, 2015.

(b)     Amended Definitions. As of the Sixth Amendment Effective Date, the following definitions contained in Section 1.1 of the Credit Agreement are amended, and as so amended, restated in their entirety as follows:

“Revolving Credit Commitment” means (a) as to any Revolving Credit Lender, the obligation of such Revolving Credit Lender to make Revolving Credit Loans to the account of the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on the Register, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 5.13) and (b) as to all Revolving Credit Lenders, the aggregate commitment of all Revolving Credit Lenders to make Revolving Credit Loans, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 5.13). From the Sixth Amendment Effective Date until the Increased Amount Termination Date, the aggregate Revolving Credit Commitment of all the Revolving Credit Lenders shall be $185,000,000. On the Increased Amount Termination Date, the aggregate Revolving Credit Commitment of all the Revolving Credit Lenders shall automatically be reduced to $165,000,000.

(c)     Amendment to Section 5.13. As of the Sixth Amendment Effective Date, the introductory paragraph to subsection (a) to Section 5.13 of the Credit Agreement is amended, and as so amended, restated in its entirety as follows:

“(a)     At any time after the Increased Amount Termination Date, the Borrower may by written notice to the Administrative Agent elect to request the establishment of one or more increases in the Revolving Credit Commitments (the “Incremental Revolving Credit Commitments”) to make incremental revolving credit loans (any such increases, the “Incremental Revolving Credit Increases”); provided that (1) the total aggregate amount for all such Incremental Revolving Credit Commitments shall not (as of any date of incurrence thereof) exceed $20,000,000 and (2) the total aggregate amount for each Incremental Revolving Credit Commitment (and the Incremental Revolving Credit Increases made thereunder) shall not be less than a minimum principal amount of $5,000,000 or, if less, the remaining amount permitted pursuant to the foregoing clause (1). Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that any Incremental Revolving Credit Commitment shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to Administrative Agent. The Borrower may invite any Lender, any Affiliate of any Lender and/or any Approved Fund, and/or any other Person reasonably satisfactory to the Administrative Agent, to provide an Incremental Revolving Credit Commitment (any such Person, an “Incremental Lender”). Any Lender or any Incremental Lender offered or approached to provide all or a portion of any Incremental Revolving Credit Commitment may elect or decline, in its sole discretion, to provide such Incremental Revolving Credit Commitment. Any Incremental Revolving Credit Commitment shall become effective as of such Increased Amount Date; provided that:”

4.     Representations of Borrower.  Borrower represents and warrants to Lenders and Administrative Agent as follows:

(a)  The execution, delivery and performance of this Sixth Amendment and all agreements and documents delivered pursuant hereto by Borrower have been duly authorized by all necessary corporate action and do not and will not violate any provision of any law, rule, regulation, order, judgment, injunction, or writ presently in effect applying to Borrower, or its articles of incorporation or bylaws, as applicable, or result in a breach of or constitute a default under any material agreement, lease or instrument to which Borrower is a party or by which Borrower or any of its properties may be bound or affected; (ii) no authorization, consent, approval, license, exemption or filing of a registration with any court or governmental department, agency or instrumentality is or will be necessary to the valid execution, delivery or performance by Borrower of this Sixth Amendment and all agreements and documents delivered pursuant hereto; and (iii) this Sixth Amendment and all agreements and documents delivered pursuant hereto by Borrower are the legal, valid and binding obligations of Borrower, as a signatory thereto, and enforceable against Borrower in accordance with the terms thereof.

(b) After giving effect to the amendments contained in this Sixth Amendment, the representations and warranties contained in Article VII of the Credit Agreement are true and correct in all material respects on and as of the Sixth Amendment Effective Date with the same force and effect as if made on and as of the Sixth Amendment Effective Date, except that the representation in Section 7.15 of the Credit Agreement shall be deemed to refer to the financial statements of Borrower most recently delivered to Lenders and Administrative Agent prior to the Sixth Amendment Effective Date.

(c) No Event of Default or, to the knowledge of Borrower, Default shall have occurred and be continuing under the Credit Agreement as of the Sixth Amendment Effective Date.

(d) No Default or Event of Default shall be caused by, and Borrower will be in compliance on a Pro Forma Basis with the financial covenants set forth in Section 9.15 of the Credit Agreement both before and after giving effect to, (1) the Incremental Revolving Credit Commitment contemplated herein, and (2) the making of any Incremental Revolving Credit Increase pursuant hereto.

5.     Consent and Representations of Guarantor. Guarantor represents and warrants to Lenders and Administrative Agent as follows:

(a)     Guarantor, by Guarantor’s execution of this Sixth Amendment, expressly consents to the execution, delivery and performance by Borrower, Lenders and Administrative Agent of this Sixth Amendment and all agreements, instruments and documents delivered pursuant hereto, and agrees that neither the provisions of this Sixth Amendment nor any action taken or not taken in accordance with the terms of the this Sixth Amendment shall constitute a termination, extinguishment, release, or discharge of any of its obligations under the Guaranty, dated as of October 24, 2012, executed by Guarantor in favor of Lenders and Administrative Agent (as the same has been and may hereafter be amended and/or restated from time to time and at any time, the “Guaranty”), guaranteeing to Lenders and Administrative Agent the payment of the Guaranteed Obligations (as such term is defined in the Guaranty) when due or provide a defense, set off, or counterclaim to it with respect to any Guarantor’s obligations under the Guaranty or any other Loan Documents. Guarantor affirms to Lenders and Administrative Agent that the Guaranty is in full force and effect, is a valid and binding obligation of Guarantor and continues to secure and support the Guaranteed Obligations.

(b)     The execution, delivery and performance of this Sixth Amendment and all agreements and documents delivered pursuant hereto by Guarantor have been duly authorized by all necessary corporate action and do not and will not violate any provision of any law, rule, regulation, order, judgment, injunction, or writ presently in effect applying to Guarantor, or its articles of incorporation or bylaws, as applicable, or result in a breach of or constitute a default under any material agreement, lease or instrument to which Guarantor is a party or by which Guarantor or any of its properties may be bound or affected; (ii) no authorization, consent, approval, license, exemption or filing of a registration with any court or governmental department, agency or instrumentality is or will be necessary to the valid execution, delivery or performance by Guarantor of this Sixth Amendment and all agreements and documents delivered pursuant hereto; and (iii) this Sixth Amendment and all agreements and documents delivered pursuant hereto by Guarantor are the legal, valid and binding obligations of Guarantor, as a signatory thereto, and enforceable against Guarantor in accordance with the terms thereof.

(c)     The request for and the grant of the confirmations, consents and waivers given herein shall not establish a course of conduct or dealing among Lenders, Administrative Agent and Guarantor and shall not impose any obligation on the Lenders or Administrative Agent to consult with, notify or obtain the consent of the Guarantor in the future if the financial accommodations provided to the Borrower should be revised, amended or increased.

6.     Conditions.  The obligation of Lenders and Administrative Agent to execute and to perform this Sixth Amendment shall be subject to full satisfaction of the following conditions precedent on or before the Sixth Amendment Effective Date:

(a)     There shall exist no Event of Default or, to the knowledge of Borrower, Default.

(b)     All liens in favor of Lenders shall be in full force and effect with the required priority.

(c)     This Sixth Amendment shall have been duly executed and delivered by Borrower and Guarantor to Lenders and Administrative Agent.

(d)     The Amended and Restated Revolving Credit Note, effective as of even date herewith, in favor of Wells Fargo in the original principal amount of $95,303,030.30 shall have been duly executed and delivered by Borrower to Lenders and Administrative Agent.

(e)     The Amended and Restated Revolving Credit Note, effective as of even date herewith, in favor of Fifth Third in the original principal amount of $44,848,484.85 shall have been duly executed and delivered by Borrower to Lenders and Administrative Agent.

(f)     The Amended and Restated Revolving Credit Note, effective as of even date herewith, in favor of KeyBank in the original principal amount of $44,848,484.85 shall have been duly executed and delivered by Borrower to Lenders and Administrative Agent.

(g)     Copies of such corporate documents or resolutions of Borrower or Guarantor as Administrative Agent or Lenders may request evidencing necessary corporate action by Borrower or Guarantor with respect to this Sixth Amendment and all other agreements or documents delivered pursuant hereto as any Lender or Administrative Agent may request.

7.     Fees. Borrower shall promptly pay all costs and expenses incurred by Lenders and Administrative Agent in connection with the negotiation, preparation and closing of this Sixth Amendment and the other documents and agreements delivered pursuant hereto, including the reasonable and documented fees and out-of-pocket expenses of Faegre Baker Daniels LLP, special counsel to Administrative Agent.

8.     Waiver of Defenses and Claims. In consideration of the financial accommodations provided to Borrower by Lenders as contemplated by this Sixth Amendment, Borrower and Guarantor, jointly and severally, hereby waive, release, and forever discharge Lenders and Administrative Agent from and against any and all rights, claims or causes of actions of Borrower or Guarantor against Lenders or Administrative Agent arising from any Lender’s or Administrative Agent’s actions or inactions with respect to the Loan Documents or any security interest, lien or collateral in connection therewith as well as any and all rights of set off, defenses, claims, causes of action and any other bar to the enforcement of the Loan Documents which exist as of the Sixth Amendment Effective Date.

9.     Binding on Successors and Assigns. All of the terms and provisions of this Sixth Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives.

10.     Governing Law/Entire Agreement/Survival/Miscellaneous. This Sixth Amendment is a contract made under, and shall be governed by and construed in accordance with, the laws of the State of Illinois applicable to contracts made and to be performed entirely within such state and without giving effect to the choice or conflicts of laws principles of any other jurisdiction. This Sixth Amendment constitutes and expresses the entire understanding between the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, commitments, inducements or conditions, whether expressed or implied, oral or written. All covenants, agreements, undertakings, representations and warranties made in this Sixth Amendment shall survive the execution and delivery of this Sixth Amendment, and shall not be affected by any investigation made by any person. The Credit Agreement, as amended hereby, remains in full force and effect in accordance with its terms and provisions.

11.     Amendment of Other Loan Documents. All references to the Credit Agreement in the other Loan Documents shall mean the Credit Agreement, as modified and amended by this Sixth Amendment and as it may be further amended, modified, extended, renewed, supplemented and/or restated from time to time and at any time. The other Loan Documents are hereby modified and amended to the extent necessary to conform them to, or to cause them to accurately reflect, the terms of the Credit Agreement, as modified by this Sixth Amendment. Except as otherwise expressly provided herein, all of the terms and provisions of the Credit Agreement and the other Loan Documents, as modified and amended by this Sixth Amendment, remain in full force and effect, and fully binding on the parties thereto and their respective successors and assigns.

12.     Further Assurances. The parties shall duly execute and deliver, or cause to be executed and delivered, such further instruments and perform or cause to be performed such further acts as may be necessary or proper in the reasonable opinion of any other party to carry out the provisions and purposes of this Sixth Amendment.

13.     Counterparts. This Sixth Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one agreement. In the event any party executes and delivers this Sixth Amendment via facsimile or e-mail, such party hereby agrees that for the purposes of enforcement and all applicable statutes, laws and rules, including, without limitation, the Uniform Commercial Code, rules of evidence and statutes of fraud: (i) the facsimile or e-mail signature of such party shall constitute a binding signature of such party as a symbol and mark executed and adopted by such party with a present intention to authenticate this Sixth Amendment; (ii) the facsimile or e-mail of this Sixth Amendment shall constitute a writing signed by such party; and (iii) the facsimile or e-mail of this Sixth Amendment shall constitute an original of and best evidence of this Sixth Amendment.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be duly executed and delivered by their respective authorized signatories.

PATRICK INDUSTRIES, INC., as Borrower

By: /s/ Andy L. Nemeth

       Andy L. Nemeth, Executive Vice President-

       Finance, Chief Financial Officer, Secretary and

       Treasurer

ADORN HOLDINGS, INC., as Guarantor

By: /s/ Andy L. Nemeth

        Andy L. Nemeth, Secretary and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent and a Lender

By: /s/ David W. O’Neal

         David W. O’Neal, Senior Vice President

FIFTH THIRD BANK, as a Lender

By: /s/ Craig Ellis

        Craig Ellis, Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Geoffrey R. Henry

         Geoffrey R. Henry, Vice President

Signature Page to Sixth Amendment to Credit Agreement

Exhibit A

COMMITMENTS AND ADDRESSES

Name	Commitment Amounts	Notice Address
Wells Fargo Bank, National Association, as Administrative Agent	N/A	Wells Fargo Bank, National Association MAC N2774-160 300 N. Meridian St., Suite 1600 Indianapolis, IN 46204 Attention: David O’Neal Facsimile: (317) 977-1118 E-mail: david.w.oneal@wellsfargo.com
Wells Fargo Bank, National Association, as a Lender	Revolving Credit Commitment: $95,303,030.30 Revolving Credit Commitment Percentage: 51.52%	Wells Fargo Bank, National Association MAC N2774-160 300 N. Meridian St., Suite 1600 Indianapolis, IN 46204 Attention: David O’Neal Facsimile: (317) 977-1118 E-mail: david.w.oneal@wellsfargo.com
Fifth Third Bank, as a Lender	Revolving Credit Commitment: $44,848,484.85 Revolving Credit Commitment Percentage: 24.24%	See address set forth on the Register (as such term is defined in the Credit Agreement)
KeyBank National Association, as a Lender	Revolving Credit Commitment: $44,848,484.85 Revolving Credit Commitment Percentage: 24.24%	KeyBank National Association 101 S. Main Street Elkhart, IN 46516 Attention: Geoffrey R. Henry Facsimile: (574) 295-2703 E-mail: geoffrey_henry@keybank.com

Exhibit B

COMMITMENTS AND ADDRESSES

Name	Commitment Amounts	Notice Address
Wells Fargo Bank, National Association, as Administrative Agent	N/A	Wells Fargo Bank, National Association MAC N2774-160 300 N. Meridian St., Suite 1600 Indianapolis, IN 46204 Attention: David O’Neal Facsimile: (317) 977-1118 E-mail: david.w.oneal@wellsfargo.com
Wells Fargo Bank, National Association, as a Lender	Revolving Credit Commitment: $85,000,000.00 Revolving Credit Commitment Percentage: 51.52%	Wells Fargo Bank, National Association MAC N2774-160 300 N. Meridian St., Suite 1600 Indianapolis, IN 46204 Attention: David O’Neal Facsimile: (317) 977-1118 E-mail: david.w.oneal@wellsfargo.com
Fifth Third Bank, as a Lender	Revolving Credit Commitment: $40,000,000.00 Revolving Credit Commitment Percentage: 24.24%	See address set forth on the Register (as such term is defined in the Credit Agreement)
KeyBank National Association, as a Lender	Revolving Credit Commitment: $40,000,000.00 Revolving Credit Commitment Percentage: 24.24%	KeyBank National Association 101 S. Main Street Elkhart, IN 46516 Attention: Geoffrey R. Henry Facsimile: (574) 295-2703 E-mail: geoffrey_henry@keybank.com